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                                                                    EXHIBIT 10.6

Mutual Release and Settlement Agreement dated November 27, 2000 between the Company and Alta Vista Company

MUTUAL RELEASE AND SETTLEMENT AGREEMENT


This Mutual Release and Settlement Agreement (the "Release") is effective on the date of execution by the last of the parties (the "Effective Date") between AltaVista Company, with offices at 1070 Arastradero Road, Palo Alto, CA 94304 U.S.A ("AltaVista") and PCsupport.com, with offices at #300 - 3605 Gilmore Way, Burnaby BC V5G 4X5 Canada ("PCsupport.com") (each a "Party" and collectively "the Parties").

WHEREAS, the Parties entered into the AltaVista Content License Agreement on April 7, 2000 whereby AltaVista would promote certain PCsupport.com services to users of the AltaVista Web sites in exchange for monetary consideration from PCsupport.com (the "Agreement");

WHEREAS, the Parties desire to terminate the Agreement and to amicably resolve and release one another on a confidential basis from all claims, demands and rights of action which the other Party may have against the other arising from or relating to the Agreement, under the terms set forth below;

IT IS AGREED AS FOLLOWS:

   1 *** CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY. ***

   2 Beginning December 13, 2000, PCSupport.com will no longer have an obligation to support the AltaVista Helpdesk Tab.

   3 Upon the Effective Date, AltaVista may terminate running advertisements for PCsupport.com and may remove links to the PCsupport.com web site from certain AltaVista web pages in its sole discretion.

   4 Except with respect to the obligations created by, acknowledged, or arising out of this Release and subject to PCsupport.com's tendering of performance under Section 1, the Parties shall and hereby do for themselves and their respective legal successors and assigns, release and absolutely and forever discharge each other and their respective shareholders, officers, directors, employees, agents, attorneys, legal successors and assigns, if any, of and from any and all claims, demands, damages, debts, liabilities, accounts, obligations, costs, expenses, liens, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected which either now has, owns or holds or at any time heretofore ever had, owned or held or could, shall or may hereafter have, own or hold against the other based upon or arising out of either Party's performance under the Agreement or any amounts earned or unearned in the course performing under the Agreement ("Released Matters").

   5 It is the intention of the Parties in executing this Release and in paying and receiving the consideration called for by this Release that this Release shall be effective as a full and final accord and satisfaction and mutual general release of and from all Released Matters.

   6 In furtherance of the intentions set forth herein, each of the Parties acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

   "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

   7 Each of the Parties waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or nonstatutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter of this Release. In connection with such waiver and relinquishment, each of the Parties
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      acknowledges that it is aware that it or its attorneys or accountants may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Release or the other Party hereto, but that it is its intention hereby fully, finally and forever to settle and release all of the Released Matters. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

   8 Each of AltaVista and PCsupport.com warrant and represent to the other that it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Matters and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person whomsoever any Released Matter or any part or portion thereof of any claim, demand or right against the other. Each of AltaVista and PCsupport.com shall indemnify and hold harmless the other from and against any claim, demand, damage, debt, liability, account, obligation, cost, expense, lien, action or cause of action (including payment of attorneys' fees and costs actually incurred whether or not litigation be commenced) based on or in connection with or arising out of any assignment or transfer or purported or claimed assignment or transfer of any Released Matter of any part or portion thereof.

   9 Each Party shall, for a period of ten (10) years from the Effective Date of this Release, maintain in confidence the terms of the Agreement and the basis for and terms of this Release, except that either party may disclose such matters to: (i) outside legal counsel; (ii) outside auditors; (iii) affiliated companies; and (iv) the extent required by law (e.g., required disclosures under applicable securities laws), provided that the other Party has had the opportunity to review and consult on the content of such disclosures.

  10 Each Party shall bear its own costs and attorneys' fees in connection with this dispute and the negotiation of this Release.

  11 The prevailing Party shall be entitled to recover from the losing Party its attorneys' fees and costs incurred in any lawsuit or other action brought to enforce any right arising out of this Release.

  12 This Release and the releases contained herein and the payment of the monetary consideration referred to herein effect the settlement of claims which are denied and contested and neither anything contained herein nor the payment of any sum provided for herein shall be construed as an admission by a Party hereto of any liability of any kind to the other Party. Each Party expressly denies that it is in any way liable or indebted to the other Party, except as set forth herein.

  13 Each Party acknowledges to the other Party that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Release and that it has executed this Release with the consent and on the advice of such independent legal counsel. Each Party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Release prior to the execution hereof and the delivery and acceptance of the consideration specified herein.

  14 This Release and any other documents referred to herein shall in all respects be interpreted, enforced and governed by and under the laws of the State of California applicable to instruments, persons and transactions which have legal contacts and relationships solely within the State of California. Counsel for all Parties have read and approved the language of this Release. The language of this Release shall be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties.

  15 This Release may be executed in counterparts which, taken together, shall constitute one and the same agreement and shall be effective as of the date first written above.

  16 This Release constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations and agreements, whether written or oral. This Release may not be altered or amended except by an instrument in writing executed by all of the Parties hereto.
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IN WITNESS HEREOF, the Parties have caused this Release to be executed by their duly authorized representatives.


     AltaVista Company                    PCsupport.com


         /s/ Chris Bolte                      /s/ Michael G. McLean
      --------------------                --------------------------


     Chris Bolte, VP, National Sales      Mike McLean, President & CEO

     November 27, 2000                    November 23, 2000